                                                           Exhibit No. EX-23.m.2

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                            (Effective May 1, 2007*)

     Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the  following  classes of the  series  (each,  a "Fund")  of  Gartmore
Variable Insurance Trust (the "Trust"):

                  Fund                                                           Classes
Gartmore GVIT Global Technology and Communications Fund               Class II, Class VI
   (formerly Gartmore NSAT Global Technology and
    Communications Fund)
Gartmore GVIT Nationwide Fund                                                   Class II
   (formerly Gartmore GVIT Total Return Fund )
Gartmore GVIT Emerging Markets Fund                                   Class II, Class VI
   (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund                                         Class II
   (formerly Gartmore NSAT International Growth Fund)
GVIT Small Cap Growth Fund                                                      Class II
   (formerly Nationwide Small Cap Growth Fund)
GVIT Small Company Fund                                                         Class II
   (formerly Nationwide Small Company Fund)
Gartmore GVIT Global Health Sciences Fund                             Class II, Class VI
   (formerly Gartmore NSAT Global Health Sciences Fund)
Gartmore GVIT U.S. Growth Leaders Fund                                          Class II
   (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Nationwide Leaders Fund                                           Class II
   (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Global Financial Services Fund                                    Class II
Gartmore GVIT Global Utilities Fund                                             Class II
Gartmore GVIT Worldwide Leaders Fund                                            Class II
   (formerly Nationwide Global 50  Fund)
Gartmore GVIT Government Bond Fund                                              Class II
   (formerly Government Bond Fund)
GVIT Small Cap Value Fund                                                       Class II
   (formerly Nationwide Small Cap Value Fund)
GVIT International Value Fund                                         Class II, Class VI
(formerly Dreyfus International Value Fund)
GVIT S&P 500 Index Fund                                                         Class II
GVIT Mid Cap Index Fund                                                         Class II
   (formerly Dreyfus GVIT Mid Cap Index Fund)
Van Kampen Comstock GVIT Value Fund                                             Class II
Gartmore GVIT Mid Cap Growth Fund                                               Class II
   (formerly Strong GVIT Mid Cap Growth Fund)
Gartmore GVIT Developing Markets Fund                                           Class II

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                            (Effective May 1, 2007*)
                                     Page 2

Gartmore GVIT Money Market Fund II
   (formerly Money Market Fund II)
Gartmore GVIT Investor Destinations Aggressive
   Fund(1)                                                            Class II, Class VI
   (formerly NSAT Investor Destinations Aggressive
   Fund)
Gartmore GVIT Investor Destinations Moderately
   Aggressive Fund(1)                                                 Class II, Class VI
   (formerly NSAT Investor Destinations Moderately
   Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund(1)                  Class II, Class VI
   (formerly NSAT Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately
   Conservative Fund(1)                                               Class II, Class VI
   (formerly NSAT Destinations Moderately Conservative
   Fund)
Gartmore GVIT Investor Destinations Conservative Fund(1)              Class II, Class VI
   (formerly NSAT Destinations Conservative Fund)
American Funds GVIT Growth Fund(2)                                   Class II, Class VII
American Funds GVIT Global Growth Fund(2)                            Class II, Class VII
American Funds GVIT Asset Allocation Fund(2)                         Class II, Class VII
American Funds GVIT Bond Fund(2)                                     Class II, Class VII
American Funds GVIT Growth and Income Fund(2)                        Class II, Class VII
GVIT Bond Index Fund                                                 Class II, Class VII
GVIT Small Cap Index Fund                                            Class II, Class VII
GVIT Enhanced Income Fund                                            Class II, Class VII
GVIT International Index Fund                  Class II, Class VI, Class VII, Class VIII

*    As most recently  approved at the December 7, 2006 Board Meeting to add the
     American Funds GVIT Growth and Income Fund.
_____________
(1)  These  Funds  are  collectively  known as the "GVIT  Investor  Destinations
     Funds."
(2)  These Funds are collectively known as the "American Funds GVIT Funds."

The Plan is adopted  pursuant to Rule 12b-1 under the Investment  Company Act of
1940, as amended (the "1940 Act").

     Section 2. Subject to the  limitations on the payment of asset-based  sales charges  set  forth  in  Section  2830  of the  Conduct  Rules  of the  National
Association of Securities  Dealers,  Inc. ("NASD"),  the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

     (a)  25 basis points  (0.25%) of the average  daily net assets of the Class
          II shares of each of the Funds (except Gartmore GVIT Money Market Fund
          II), all of which will be considered a distribution fee.

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                            (Effective May 1, 2007*)
                                     Page 3

     (b)  25 basis points  (0.25%) of the average daily net assets of the shares of the  Gartmore  GVIT  Money  Market  Fund II,  all of which  will be considered a distribution fee.

     (c)  25 basis points  (0.25%) of the average  daily net assets of the Class
          VI shares of the Gartmore GVIT Global  Technology  and  Communications
          Fund,  Gartmore  GVIT  Global  Health  Sciences  Fund,  Gartmore  GVIT
          Emerging  Markets  Fund,  GVIT  International   Index  Fund  and  GVIT
          International Value Fund, and each of the Investor Destinations Funds.

     (d)  40 basis points  (0.40%) of the average  daily net assets of the Class
          VII shares of each of the American  Funds GVIT Funds and the GVIT Bond
          Index Fund, GVIT  International  Index Fund, GVIT Small Cap Index Fund
          and GVIT Enhanced Income Fund.

     (e)  40 basis points  (0.40%) of the average  daily net assets of the Class
          VIII shares of GVIT International Index Fund.

These fees will be paid to Gartmore Distribution Services,  Inc. ("GDSI" and the
"Underwriter")  for activities or expenses  primarily  intended to result in the sale  or  servicing  of  Fund  shares.  Distribution  fees  may  be  paid  to an
Underwriter, to an insurance company or its eligible affiliates for distribution activities  related  to the  indirect  marketing  of the Funds to the  owners of variable  insurance  contracts  ("contract  owners"),  or to any other  eligible institution.  As described above, a distribution fee may be paid pursuant to the
Plan for services including, but not limited to:

     (i)  Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead,  including office,  equipment and computer
          expenses,   supplies  and  travel,  (3)  procurement  of  information, analysis and reports related to marketing and  promotional  activities and (4) expenses related to marketing and promotional activities;

     (ii) Printed  documents  including  (1) fund  prospectuses,  statements  of additional information and reports for prospective contract owners and
          (2) promotional literature regarding the Fund;

     (iii) Wholesaling  services by the  Underwriter  or the  insurance  company including  (1)  training,  (2)  seminars  and sales  meetings  and (3)
          compensation;

     (iv) Life  insurance  company  distribution  services  including  (1)  fund disclosure  documents  and reports (2)  variable  insurance  marketing materials,  (3) Fund

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                            (Effective May 1, 2007*)
                                     Page 4

          sub-account  performance figures,  (4) assisting  prospective contract owners with enrollment matters, (5) compensation to the salesperson of the variable  insurance  contract and (6) providing  other  reasonable help with the distribution of Fund shares to life insurance companies;
          and

     (v)  Life insurance company contract owner support.

No provision of the Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during  periods when the Fund has  suspended or otherwise limited sales of such shares.

     Section 3. This Plan shall not take effect until it has been  approved by a vote of at least a  majority  (as  defined  in the 1940 Act) of the  outstanding voting  securities of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

     Section 4. This Plan  shall not take  effect  with  respect to a class of a
Fund until it has been approved,  together with any related agreements, by votes of the  majority  of both (a) the Board of  Trustees  of the Trust and (b) those
Trustees of the Trust who are not  "interested  persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect  financial  interest in the operation of this Plan or any  agreements  related to this Plan (the "Rule 12b-1
Trustees"), cast in person at a meeting called for the purpose of voting on this
Plan or such agreements.

     Section 5. Unless sooner  terminated  pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes  effect  with  respect to such class and  thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

     Section 6. Any person  authorized to direct the  disposition of monies paid or  payable  by a Fund  pursuant  to this Plan or any  related  agreement  shall provide to the Board and the Board  shall  review at least  quarterly  a written report of the amounts so expended and the  purposes for which such  expenditures were made.

     Section 7. This Plan may be  terminated as to a class of a Fund at any time by vote of a majority  of the Rule 12b-1  Trustees,  or by vote of a majority of the outstanding affected class of such Fund.

     Section 8. Any agreement with any person relating to the  implementation of this Plan shall be in writing, and shall provide:

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                            (Effective May 1, 2007*)
                                     Page 5

     A.   That such  agreement  may be  terminated at any time with respect to a
          Class,  without  payment of any penalty,  by vote of a majority of the
          Rule  12b-1  Trustees  or by a vote of a majority  of the  outstanding
          Class  Shares of the Fund on not more than 60 days  written  notice to any other party to the agreement; and

     B.   That such agreement shall terminate  automatically in the event of its assignment.

     Section 9. This Plan may not be amended to increase  materially  the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment  is approved in the manner  provided in Section 3 hereof.  No material amendment to this Plan shall be made unless  approved in the manner provided for approval of this Plan in Section 4 hereof.

     Section  10. The  provisions  of the Plan are  severable  for each class of shares of the Funds and any action required  hereunder must be taken  separately for each class covered hereby.